As filed with the Securities and Exchange Commission on December 19, 2025

Registration No. 333-264543

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUMANA INC.

(Exact name of registrant as specified in its Charter)

Delaware	61-0647538
(State or other jurisdiction of incorporation or organization)	(IRS. Employer Identification No.)

500 West Main Street
Louisville, Kentucky 40202
(502) 580-1000

(Address of Principal Executive Offices, Zip Code)

Humana Retirement Savings Plan

Humana Savings & Investment Plan

(Full title of the plan)

Joseph C. Ventura
Chief Legal Officer
Humana Inc.
500 West Main Street
Louisville, Kentucky 40202
(914) 253-2000

(Name and address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).	☐

EXPLANATORY NOTE

On April 28, 2022, Humana Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (Registration No. 333-264543) (the “2022  Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register 5,000,000 additional shares of the Registrant’s common stock (the “Common Stock”) for issuance under the Registrant’s Humana Retirement Savings Plan (the “Savings Plan”), with the 2022 Registration Statement incorporating the Registrant’s registration statement on Form S-8 filed with the SEC on October 29, 2009 (Registration No. 333-162747).  The Registrant paid a registration fee of $202,331.66 at that time to register the securities.  An indeterminate amount of interests to be offered and sold was also registered.

Effective December 31, 2025 (the “Effective Date”), the Savings Plan spun-off the Humana Savings & Investment Plan (the “HSIP”)  (the “Spin”). Pursuant to the Spin, a portion of the Common Stock previously registered and authorized for issuance under the Savings Plan became eligible for issuance under the HSIP. As of the Effective Date, there were 120,000 shares of Common Stock previously registered and authorized for issuance under the Savings Plan that are now eligible for issuance under the HSIP (the “Spin-Off Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the 2022 Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to the 2022 Registration Statement to reflect that, as of the Effective Date, the Spin-Off Shares will be available for issuance under the HSIP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” information into this Registration Statement, which means that the Registrant can disclose important information to you by referring you to documents that we file with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that the Registrant files with the SEC will automatically update this Registration Statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this Registration Statement and before the filing of any post-effective amendment to this Registration Statement which deregisters all such securities then remaining unsold:

(a)

The Registrant’s Annual Report filed on Form 10-K for the year ended December 31, 2024, filed on February 20, 2025, which contains the Registrant’s audited consolidated financial statements for the fiscal year ended December 31, 2024;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;
(c)	the description of the Registrant’s common stock, par value $0.16-2/3 per share, contained in the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on March 1, 1999; and
(d)	Annual Report of the Humana Retirement Savings Plan on Form 11-K for the fiscal year ended December 31, 2024.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Joseph C. Ventura, Chief Legal Officer of the Registrant. As of  December 18, 2025, Mr. Ventura owned 8,971 shares of Common Stock, has the equivalent of 290 shares of Common Stock in the Savings Plan, and also has exercisable stock options to purchase 18,150 shares of Common Stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Restated Certificate of Incorporation and bylaws, as amended, include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the “Delaware Law”) and (ii) authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary.

Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of the director’s duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase or redemption.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has also purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Index

The following is a list of the exhibits filed as part of this Post-Effective Amendment No. 1 to Form S-8.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation filed with the Secretary of State of
Delaware on November 9, 1989, as restated to incorporate the amendment
	of January 9, 1992, and the correction of March 23, 1992	S-8	033-49305	4(i)	February 2, 1994

4.2	By-Laws of Humana Inc., as amended on December 14, 2017	8-K	001-05975	3(b)	December 14, 2017

4.3	Form of Registrant’s Common Stock certificate	8-A/A	001-05975	4.3	March 1, 1999

5.1	Opinion of counsel as to the validity of the securities registered herein.					X

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for the Registrant.					X

23.2	Consent of counsel (included in the opinion filed as Exhibit 5.1)					X

24.1	Powers of Attorney (included on the signature page of this Registration Statement					X

99.1	Humana Retirement Savings Plan (as amended)	S-8	333-264543	99.1	April 28, 2022

99.2	Humana Savings & Investment Plan					X

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter that the Savings Plan and the HSIP are each qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted each of the Savings Plan and the HSIP and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify each of the Savings Plan and the HSIP.

Item 9. Undertakings.

1.	The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Signature	Title	Date

/s/ CELESTE M. MELLET	Chief Financial Officer	December 19, 2025
Celeste M. Mellet	(Principal Financial Officer)

/s/ JOHN-PAUL W. FELTER	Senior Vice President, Chief Accounting Officer and Controller	December 19, 2025
John-Paul W. Felter	(Principal Accounting Officer)

/s/ JAMES A. RECHTIN	President and Chief Executive Officer, Director	December 19, 2025
James A. Rechtin	(Principal Executive Officer)

/s/ KURT J. HILZINGER	Chairman of the Board	December 19, 2025
Kurt J. Hilzinger

/s/ RAQUEL C. BONO, M.D.	Director	December 19, 2025
Raquel C. Bono, M.D.

/s/ FRANK A. D’AMELIO	Director	December 19, 2025
Frank A. D’Amelio

/s/ WAYNE A. I. FREDERICK, M.D.	Director	December 19, 2025
Wayne A. I. Frederick, M.D.

/s/ DAVID T. FEINBERG, M.D.	Director	December 19, 2025
David T. Feinberg, M.D.

/s/ JOHN W. GARRATT	Director	December 19, 2025
John W. Garratt

/s/ KAREN W. KATZ	Director	December 19, 2025
Karen W. Katz

/s/ MARCY S. KLEVORN	Director	December 19, 2025
Marcy S. Klevorn

/s/ JORGE S. MESQUITA	Director	December 19, 2025
Jorge S. Mesquita

/s/ GORDON SMITH	Director	December 19, 2025
Gordon Smith

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, the Commonwealth of Kentucky, on December 19, 2025.

HUMANA INC.

By:	/s/ CELESTE M. MELLET
Name:	Celeste M. Mellet
Title:	Chief Financial Officer (Principal Financial Officer)

KNOW ALL MEN BY THESE PRESENTS, Each person whose signature appears below constitutes and appoints James A. Rechtin, Celeste M. Mellet and John-Paul W. Felter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution to execute in his or her name and on his or her behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of the additional securities which are under the subject of this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CELESTE M. MELLET	Chief Financial Officer	December 19, 2025
Celeste M. Mellet	(Principal Financial Officer)

/s/ JOHN-PAUL W. FELTER	Senior Vice President, Chief Accounting Officer and Controller	December 19, 2025
John-Paul W. Felter	(Principal Accounting Officer)

/s/ JAMES A. RECHTIN	President and Chief Executive Officer, Director	December 19, 2025
James A. Rechtin	(Principal Executive Officer)

/s/ KURT J. HILZINGER	Chairman of the Board	December 19, 2025
Kurt J. Hilzinger

/s/ RAQUEL C. BONO, M.D.	Director	December 19, 2025
Raquel C. Bono, M.D.

/s/ FRANK A. D’AMELIO	Director	December 19, 2025
Frank A. D’Amelio

/s/ WAYNE A. I. FREDERICK, M.D.	Director	December 19, 2025
Wayne A. I. Frederick, M.D.

/s/ DAVID T. FEINBERG, M.D.	Director	December 19, 2025
David T. Feinberg, M.D.

/s/ JOHN W. GARRATT	Director	December 19, 2025
John W. Garratt

/s/ KAREN W. KATZ	Director	December 19, 2025
Karen W. Katz

/s/ MARCY S. KLEVORN	Director	December 19, 2025
Marcy S. Klevorn

/s/ JORGE S. MESQUITA	Director	December 19, 2025
Jorge S. Mesquita

/s/ GORDON SMITH	Director	December 19, 2025
Gordon Smith

The Plan.  Pursuant to the requirements of the Securities Act of 1933, as amended, the administrators of Humana Retirement Savings Plan and Humana Savings & Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, the Commonwealth of Kentucky, on the 19th day of December, 2025.

HUMANA RETIREMENT SAVINGS PLAN

/s/ JESSICA KLEIN
Name:	Jessica Klein
Title:	SVP, Total Rewards, on behalf of Humana Retirement Savings Plan Committee

HUMANA SAVINGS & INVESTMENT PLAN

/s/ JESSICA KLEIN
Name:	Jessica Klein
Title:	SVP, Total Rewards, on behalf of Humana Retirement Savings Plan Committee